Exhibit 10.25

                              CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of February 18, 2004 is entered into by and between NuTech Digital Inc., a California corporation (herein referred to as the "Company") and Redwood Consultants, LLC, a California Limited Liability Company (herein referred to as the "Consultant").

                                    RECITALS

WHEREAS, Company is a publicly-held corporation with its common stock traded on the OTC BB Market under the symbol NTDL; and

WHEREAS, Company desires to engage the services of Consultant to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company and the Consultant hereby agrees to provide services to the Company commencing upon February 18, 2004 and ending on August 18, 2004. The Company may terminate this Agreement at any time during the term upon five days written notice to the Consultant.

2. Duties of Consultant. The Consultant agrees that it will generally provide the following specified consulting services through its officers and employees during the term specified in Section 1.:

      (a) Consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

      (b) Introduce the Company to the financial community;

      (c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;


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      (d) Assist and consult the Company with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;

      (e) Perform the functions generally assigned to stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing press releases for the Company with the Company's involvement and approval of press releases, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company's request and subject to the Company's securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

      (f) Upon the Company's direction and approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

      (g) Upon the Company's approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

      (h) At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and,

      (i) Otherwise perform as the Company's consultant for public relations and relations with financial professionals.

3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. It is explicitly understood that Consultant's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock. It is also understood that the Company is entering into this Agreement with Redwood

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Consultants, LLC ("RWC"), a California Limited Liability Company and not any
individual member of RWC, and, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of RWC leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

4. Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate RWC as follows:

      4.1 For undertaking this engagement and for other good and valuable consideration, the Company agrees to issue to the Consultant a "Commencement Bonus" of 75,000 shares of the Company's Common Stock ("Common Stock") to be delivered to Consultant within ten (10) business days of the signing of this Agreement and a $7,500.00 cash retainer fee. This Commencement Bonus shall be issued to the Consultant immediately following execution of this Agreement and shall, when issued and delivered to Consultant, be fully paid and non-assessable. The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. The 75,000 shares of Common Stock issued as a Commencement Bonus and the cash retaining fee, therefore, constitute payment for Consultant's agreement to consult to the Company and are a nonrefundable, non-apportionable, and non-ratable retainer; such shares of common stock are not a prepayment for future services. If the Company decides to terminate this Agreement for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the shares of Common Stock paid to it as a Commencement Bonus hereunder. Further, if and in the event the Company is acquired in whole or in part, during the term of this Agreement, it is agreed and understood Consultant will not be requested or demanded by the Company to return any of the 75,000 shares of Common Stock paid to it hereunder. It is further agreed that if at any time during the term of this Agreement, the Company or substantially all of the Company's assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company, the Consultant shall retain and will not be requested by the Company to return any of the 75,000 shares.

 In addition, the Company will within 10 days issue:
      a. 100,000 two year $1.15 purchase warrants
      b. 100,000 two year $1.50 purchase warrants
      c. 100,000 two year $1.80 purchase warrants

Each warrant is callable at the Company's option if the stock price closes at least $0.50 cents above the exercise price for 5 consecutive days, and only when the shares underlying the warrants have been registered. The warrants will have a two year life, expiring February 18, 2006.

      4.2 For performance under this Agreement on a month-to-month basis, beginning on April 18, 2004 and continuing on the eighteenth day of May, June, July and August 2004, so long as this Agreement has not been terminated, the Company shall pay a monthly Consultancy Fee consisting of 45,000 shares of the Company's Common Stock. If the Consultant receives notice of termination of this Agreement on or before the tenth day of any month during the term, no Consultancy Fee shall be due or payable for that month or for any month following the termination date.

      4.3 The Commencement Bonus shares issued pursuant to this agreement shall be issued in the name of Redwood Consultants, LLC Tax ID # 68-047-3637.

      4.4 With each transfer of shares of Common Stock to be issued pursuant to this Agreement (collectively, the "Shares"), Company shall cause to be issued a certificate representing the Common Stock and a written opinion of counsel for the Company stating that said shares are validly issued, fully paid and non-assessable and that the issuance and eventual transfer of them to Consultant has been duly authorized by the Company. Company warrants that all Shares issued to Consultant pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the issuance and any transfer of them to Consultant shall have been duly authorized by the Company's board of directors.

      4.5 Consultant acknowledges that the shares of Common Stock to be issued pursuant to this Agreement (collectively, the "Shares") have not been registered under the Securities Act of 1933, and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. As such, the Shares may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Act.

      4.6 In connection with the acquisition of Shares hereunder, the Consultant represents and warrants to the Company, to the best of its/his knowledge, as follows:

            (a) Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information which the Consultant has requested.

            (b) Consultant's investment in restricted securities is reasonable in relation to the Consultant's net worth, which is in excess of ten (10) times the Consultant's cost basis in the Shares. Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Shares. Consultant is (i) an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933, and (ii) a purchaser described in Section 25102 (f) (2) of the California Corporate Securities Law of 1968, as amended.

            (c) Consultant is acquiring the Shares for the Consultant's own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

      4.7 Additionally, for a period of two years after the effective date hereof, should the Company make any public offering of its securities pursuant to an effective registration statement under the Securities Act of 1933 (with the exception of an offering included on Form S-4 or Form S-8), as amended, Consultant shall be entitled, and the Company agrees, to include in such registration any or all of the common stock given to Consultant by the Company as consideration hereunder [commonly referred to as "Piggyback Registration Rights"]. All such registration rights shall be subject to customary market stand-off and underwriter cutback provisions.

5. Intentionally left blank.

6. Non-Assignability of Services. Consultant's services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of Consultant's services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein, and to Shareholders.

7. Expenses. Consultant agrees to pay for all its expenses (phone, mailing, labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.).

Extraordinary items and all expenses in excess of $500.00 must be approved by the Company in writing prior to its incurring an obligation for reimbursement.

8. Indemnification. (a) The Company warrants and represents that all written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, costs and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said written information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized, in writing, by the Company.

      (b) The Consultant warrants and represents that the Consultant will use only information provided in writing by the Company with respect to the performance of its services under this Agreement. The Consultant will protect, indemnify and hold harmless the Company against any claims or litigation including any damages, liability, costs and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any information, documents or materials not provided or authorized, in writing, by the Company.

9. Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

10. Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

11. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company or the Consultant possess the authority to bind each other in any agreements without the express written consent of the entity to be bound.

12. Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

13. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

14. Notices.

Unless otherwise specifically provided in this Agreement, all notices or other communications (collectively and severally called "Notices") required or permitted to be given under this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the third {3rd} business day following the date mailed).

To the Company:
NuTech Digital Inc.
Lee Kasper, President
7900 Gloria Ave.
Van Nuys, CA 91406
Facsimile No.818-994-1575

To the Consultant:
Redwood Consultants, LLC
Jens Dalsgaard, Managing Director

366 Bel Marin Keys Blvd.
Bel Marin Keys, CA 94949
Facsimile No.415-884-0361

       It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

15. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties agree that Los Angeles, CA. will be the venue of any dispute and will have jurisdiction over all parties.

16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in California, in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction as provided by Paragraph 15 herein. The provisions of Title 9 of Part 3 of the California Code of Civil Procedure, including section 1283.05, and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.

17. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

AGREED TO:


"Company"                           NUTECH DIGITAL, INC




Date: 2/19/2004                     By: /s/Lee Kasper
                                        ---------------------------------------
                                           Lee Kasper, President



"Consultant"                        REDWOOD CONSULTANTS, LLC




 Date: 2/19/2004                     By:/s/Jens Dalsgaard
                                        ---------------------------------------
                                             Jens Dalsgaard, Managing Director